UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, Celsion Corporation (the “Company”) made awards of 5,100 shares of restricted common stock of the Company (the “Restricted Stock”) and an option to purchase 5,100 shares of the Company’s common stock (the “Stock Options”) to William Hahne pursuant to the Company’s 2004 Stock Incentive Plan as compensation for Dr. Hahne’s promotion from Vice President Medical and Clinical Affairs to Vice President Research and Development. The Restricted Stock and the Stock Options will vest in three equal annual increments beginning on the first anniversary of the date of grant, and the Stock Options will expire on March 10, 2016. The exercise price of the Stock Options was based upon the October 3, 2006 closing price of the Company’s common stock on The American Stock Exchange, which was $2.44.

Copies of the Restricted Stock Agreement and the Stock Option Grant Agreement are attached hereto as exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 3, 2006, the Board of Directors of the Company (the “Board”) appointed Anthony P. Deasey as a member of the Board of Directors to become effective upon his appointment as Interim President and Chief Executive Officer of the Company. As previously announced, at a meeting of the Company’s Board on September 6, 2006, Mr. Deasey was appointed Interim President and Chief Executive Officer of the Company effective upon the effective date of Lawrence S. Olanoff’s resignation from his position of President and Chief Executive Officer. Dr. Olanoff’s resignation became effective October 6, 2006, at which time Mr. Deasey’s appointment as Interim President and Chief Executive Officer and Director became effective. In connection with his appointment to the Board, Mr. Deasey has agreed that upon the appointment of a replacement President and Chief Executive Officer of the Company and upon the Board’s request, Mr. Deasey shall resign from the Board. Mr. Deasey was not appointed to any committees of the Board.

There are no familial relationships between Mr. Deasey and any other director or executive officer of the Company. Other than Mr. Deasey’s employment with the Company, since the beginning of the Company’s last fiscal year, there have been no transactions, or series of transactions, between Mr. Deasey or any member of his immediate family and the Company in which the amount involved exceeded $60,000 and in which Mr. Deasey or his family members have, or will have, a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Restricted Stock Agreement, dated October 3, 2006

10.2	Stock Option Grant Agreement, dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: October 10, 2006	By:	/s/ Anthony P. Deasey
Anthony P. Deasey Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

10.1	Restricted Stock Agreement, dated October 3, 2006

10.2	Stock Option Grant Agreement, dated October 3, 2006